Exhibit 99.1
Contacts:
Investor Relations
Alan Roden
Verint Systems Inc.
(631) 962-9304
alan.roden@verint.com
FOR IMMEDIATE RELEASE
VERINT SYSTEMS INC. ANNOUNCES
PRICING OF COMMON STOCK OFFERING BY SELLING STOCKHOLDER
Melville, NY, January 11, 2011 — Verint® Systems Inc. (NASDAQ:VRNT) (the “Company”), a global leader in Actionable Intelligence® solutions and value-added services, announced today the pricing of its offering of 2,000,000 shares of the Company’s common stock by Comverse Technology, Inc. (“Comverse”), the Company’s majority stockholder, at a price of $35.00 per share. The underwriters have the option to purchase up to an additional 300,000 shares of common stock from Comverse at the applicable price, less underwriting discounts and commissions, within 30 days, solely to cover over-allotments, if any. Closing of the offering is expected to occur on or about January 14, 2011, subject to customary closing conditions. The Company will not receive any of the proceeds from the offering.
Credit Suisse Securities (USA) LLC (“Credit Suisse”) is sole bookrunner for the offering, with Barclays Capital Inc. and Morgan Stanley & Co. Incorporated as joint lead managers and RBC Capital Markets, LLC and Oppenheimer & Co. Inc. as co-managers.
Copies of the prospectus relating to the offering may be obtained, when available, by visiting the SEC’s website, www.sec.gov. Alternatively, copies of the prospectus can be obtained from Credit Suisse at One Madison Avenue, New York, NY 10010, Attention: Prospectus Department, or by calling Credit Suisse at 1 (800) 221-1037.
A registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission. This press release is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy any securities of the Company, nor will there be any such offer, sale or solicitation in any jurisdiction where it would be unlawful.

About Verint Systems Inc.
Verint® Systems Inc. is a global leader in Actionable Intelligence® solutions and value-added services. Our solutions enable organizations of all sizes to make timely and effective decisions to improve enterprise performance and make the world a safer place. More than 10,000 organizations in over 150 countries — including over 80% of the Fortune 100 — use Verint Actionable Intelligence solutions to capture, distill, and analyze complex and underused information sources, such as voice, video, and unstructured text. Headquartered in Melville, New York, we support our customers around the globe directly and with an extensive network of selling and support partners. Visit us at our website www.verint.com.
Cautions About Forward-Looking Statements
This press release contains “forward-looking statements,” including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management’s expectations that involve a number of risks and uncertainties which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Important risks, uncertainties, and other factors could cause actual results to differ materially from our forward-looking statements. The forward-looking statements contained in this press release are made as of the date of this press release and, except as required by law, Verint assumes no obligation to update or revise them or to provide reasons why actual results may differ.
VERINT, the VERINT logo, ACTIONABLE INTELLIGENCE, POWERING ACTIONABLE INTELLIGENCE, INTELLIGENCE IN ACTION, ACTIONABLE INTELLIGENCE FOR A SMARTER WORKFORCE, VERINT VERIFIED, WITNESS ACTIONABLE SOLUTIONS, STAR-GATE, RELIANT, VANTAGE, X-TRACT, NEXTIVA, EDGEVR, ULTRA, AUDIOLOG, WITNESS, the WITNESS logo, IMPACT 360, the IMPACT 360 logo, IMPROVE EVERYTHING, EQUALITY, CONTACTSTORE, EYRETEL, BLUE PUMPKIN SOFTWARE, BLUE PUMPKIN, the BLUE PUMPKIN logo, EXAMETRIC and the EXAMETRIC logo, CLICK2STAFF, STAFFSMART, AMAE SOFTWARE and the AMAE logo are trademarks and registered trademarks of Verint Systems Inc. Other trademarks mentioned are the property of their respective owners.